  Exhibit 99.1

Denver, Colorado

NEW AGE BEVERAGES CORPORATION CLOSES NEW
$4.75 MILLION FINANCING FACILITY

DENVER, COLORADO, JUNE 21, 2018 – NEW AGE BEVERAGES CORPORATION (NASDAQ: NBEV), the Colorado-based organic and natural healthy functional beverage company dedicated to making a difference for consumers with better-for-you alternatives, today announced the closing of a $4.75 million debt financing.

KEY HIGHLIGHTS:
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8% interest note provides immediate working capital to purchase inventory and continue to meet the needs of New Age’s expanded distribution and customer base
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Short-term financing intended to be replaced with permanent asset-based facility currently being finalized

The bridge financing provides for the immediate purchase of inventory and working capital needs in a major current ramp-up period for the Company. $2 million of the proceeds will be used to eliminate the Company’s current line of credit with US Bank, with the remainder of the proceeds being utilized for inventory. New Age expects to replace this current short-term financing with a more substantial and lower cost three-year asset-based credit facility that it is currently in the process of being documented.

Chuck Ence, CFO of New Age Beverages commented, “The new credit facility comes at the right time for our Company and allows us to continue the progress we have made in our expanded distribution. Our capital need is a good problem to have as the reorders on our brands from major customers and distributors have been robust, especially on our new, higher margin products. This facility, although short-term, will bridge our working capital requirements until we finalize our new permanent facility, which we believe will satisfy our working capital needs for the foreseeable future .”

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado-based healthy functional beverage company that was created in 2016 and 2017 with the combination of Búcha Live Kombucha®, XingTea®, Coco-Libre®, and Marley®, to create a one-stop-shop solution for retailers and distributors providing healthier beverages in the disruptive growth segments of the $870 Billion-dollar non-alcoholic beverage industry. In that period, New Age has become the 54th largest beverage company, the 8th largest healthy beverage company, and the fastest growing in the world. New Age competes Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks, Coconut Waters, Functional Waters, and Rehydration Beverages with the brands Búcha® Live Kombucha, XingTea®, XingEnergy®, Marley One Drop®, Marley Mellow Mood®, Marley Mate™, Marley Cold Brew™, Coco-Libre®, PediaAde™, and Aspen Pure® PH and Aspen Pure® Probiotic Water. The Company’s brands are sold across all 50 states within the US and in more than 10 countries internationally across all channels via direct and store door distribution systems. The company operates the websites www.newagebev.com, www.newagehealth.us, www.mybucha.com, www.xingtea.com, www.aspenpure.com, www.drinkmarley.com,  www.cocolibre.com, and https://shop.newagebev.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.
Investor Relations Counsel
Tel 949-574-3860
NBEV@Liolios.com

New Age Beverages Corporation
Chuck Ence, CFO
303-289-8655
Cence@newagebev.com